Exhibit 3.11

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “SPECTACOLOR MEDIA LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 2000, AT 4 O’CLOCK P.M.

/s/ Edward J. Freel
Edward J. Freel
AUTHENTICATION:	0282719
DATE:	02-28-00

Exhibit 3.11

CERTIFICATE OF FORMATION

OF

SPECTACOLOR MEDIA LLC

1. The name of the limited liability company is Spectacolor Media LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of formation shall be effective on filing.

IN WITNESS WHEREOF, of the undersigned have executed this Certificate of Formation of Spectacolor Media LLC this 25th day of February, 2000.

Timothy C. Stauning
Authorized Person

State of Delaware

Office of the Secretary of State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SPECTACOLOR MEDIA LLC”, CHANGING ITS NAME FROM “SPECTACOLOR MEDIA LLC” TO “CLEAR CHANNEL SPECTACOLOR, LLC”, FILED IN THIS OFFICE ON THE SECOND DAY OF JULY, A.D. 2001, AT 9 O’CLOCK A.M.

	Harriet Smith Windsor, Secretary of State
3182477 8100	AUTHENTICATION:	1222001
010318156	DATE:	07-02-01

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/02/2001 010318156 - 3182477

Certificate of Amendment to Certificate of Formation

Of

SPECTACOLOR MEDIA LLC

It is hereby certified that:

1.	The name of the limited liability company (hereinafter called the “limited liability company”) is Spectacolor Media LLC.

2.	The certificate of formation of the limited liability company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“The name of the limited liability company is Clear Channel Spectacolor, LLC”.

The effective time of the amendment herein certified shall be July 1, 2001.

Executed on June 30, 2001

Laura C. Toncheff
Authorized Person